Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-233703) of Tilray Inc. of our report dated July 28, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of Aphria Inc., which is filed as Exhibit 99.2 to this Current Report on Form 8-K of Tilray Inc. dated February 25, 2021.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

February 25, 2021

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.